Exhibit 99.1

EQT Reports First Quarter 2017 Earnings

Volume growth continues; production sales volume reiterated

PITTSBURGH--(BUSINESS WIRE)--April 27, 2017--EQT Corporation (NYSE: EQT) today announced first quarter 2017 net income attributable to EQT of $164.0 million, or $0.95 earnings per diluted share (EPS), compared to first quarter 2016 net income attributable to EQT of $5.6 million, or $0.04 EPS. Net cash provided by operating activities was $514.8 million, $229.9 million higher than the first quarter 2016. Earnings and cash flow were higher primarily as a result of increases in commodity prices and produced volumes.

Adjusted net income attributable to EQT was $74.8 million for the quarter, compared to adjusted net income attributable to EQT of $7.7 million in the first quarter 2016; and adjusted EPS was $0.43, compared to $0.05 – primarily due to an increase in natural gas prices. Adjusted operating cash flow attributable to EQT was $322.3 million; $105.0 million higher than the first quarter 2016. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measure, as well as important disclosures regarding certain projected non-GAAP financial measures.

“During the first quarter, we continued to successfully execute on our consolidation strategy by adding 67,000 acres to our core Marcellus development area,” said Steve Schlotterbeck, president and chief executive officer. “We've added more than 220,000 acres in the past 10 months and the benefits of our core consolidation efforts are now being realized through the drilling of longer laterals, which provide operational efficiencies, improve well economics, and deliver stronger returns."

First Quarter Highlights:

  Production sales volume was 6% higher
  Average realized price was 33% higher
  Core Marcellus EUR per 1,000 feet increased by 14%
  Distributions to EQT from EQGP totaled $45.8 million
  Cash balance was $857 million (excluding EQM)

RESULTS BY BUSINESS

EQT PRODUCTION

EQT Production achieved sales volume of 190 Bcfe in the first quarter 2017, representing a 6% increase over the first quarter last year.

EQT Production’s operating income totaled $257.4 million for the quarter, compared to an operating loss of $5.5 million in the first quarter 2016. The $262.9 million increase was primarily attributable to an increase in the average realized price, increases in gains on derivatives not designated as hedges, an increase in production sales volume, and increases in pipeline and net marketing services revenue, partly offset by increased operating expenses. Operating revenue totaled $828.7 million for the first quarter 2017, which was $345.0 million higher than the first quarter 2016.

EQT Production’s adjusted operating income, a non-GAAP financial measure, totaled $108.2 million for the quarter, compared to an adjusted operating loss of $2.0 million in 2016. During the quarter, adjusted operating revenue, a non-GAAP financial measure, was $665.0 million, which was $191.9 million higher than the same period last year, primarily due to a higher average realized sales price and increased production sales volume. Average realized price for the first quarter 2017 was $3.50 per Mcfe, 33% higher than the $2.63 per Mcfe realized in the same period last year. Pipeline and net marketing services revenue totaled $14.5 million in the quarter.

EQT Production’s operating expenses for the quarter were $571.2 million, 17% higher than the same period last year. Transmission expenses were $43.4 million higher primarily due to volumes moved on Rockies Express Pipeline and the Ohio Valley Connector (OVC); processing expenses were $16.7 million higher, consistent with higher wet gas volumes; gathering expenses were $6.5 million higher; production taxes were $6.2 million higher; selling, general and administrative expenses (SG&A) were $5.4 million higher, including a $5.0 million legal expense; and depreciation, depletion, and amortization expenses (DD&A) were $5.4 million higher; while lease operating expenses, excluding production taxes (LOE) were $1.6 million lower.

The Company drilled (spud) 48 gross wells during the first quarter 2017, including 28 Marcellus wells, with an average expected length-of-pay of 8,600 feet; 19 Upper Devonian wells, with an average expected length-of-pay of 9,000 feet; and one Utica well with an expected length-of-pay of 8,000 feet.

EQT GATHERING

EQT Gathering first quarter 2017 operating income was $73.6 million, $1.0 million higher than the first quarter 2016. Operating revenue was $102.3 million, a $4.3 million increase over 2016, driven by production development in the Marcellus Shale. Firm reservation fee revenue was $94.3 million in 2017, a $12.3 million increase over the same quarter last year.

EQT Gathering operating expenses were $28.7 million, a $3.3 million increase over the same period last year. Specifically, depreciation and amortization were $1.6 million higher; operating and maintenance expense (O&M) was $1.5 million higher; and SG&A was $0.2 million higher.

EQT TRANSMISSION

EQT Transmission first quarter 2017 operating income was $71.5 million, $7.0 million higher than the first quarter 2016. Firm reservation fee revenue was $92.3 million in 2016, a $22.2 million increase over 2016. Operating revenue was $101.1 million, a $13.3 million increase over 2016, which was a result of affiliates contracting for additional capacity under firm contracts, primarily on the OVC, and higher contractual rates on existing contracts.

Operating expenses were $29.6 million, $6.3 million higher than last year. Depreciation and amortization were $4.9 million higher; O&M was $1.6 million higher; and SG&A was $0.3 million lower.

OTHER BUSINESS

Marcellus Acreage Acquisitions

On February 1, 2017, the Company acquired approximately 14,000 net Marcellus acres located in Marion, Monongalia, and Wetzel Counties, West Virginia from a third-party for $130 million.

On February 27, 2017, the Company acquired approximately 85,000 acres including 53,400 net Marcellus acres in the Company’s liquids-rich West Virginia core development areas, with drilling rights on 44,100 net Utica acres, from Stone Energy Corp. for $522.5 million.

Mountain Valley Pipeline

On March 31, 2017, the Federal Energy Regulatory Commission (FERC) issued an updated Notice of Schedule for the environmental review of the Mountain Valley Pipeline (MVP) project. Based on the revised schedule, Mountain Valley Pipeline, LLC (MVP JV) expects to receive the Final Environmental Impact Statement on June 23, 2017. MVP JV has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms and continues to target a late 2018 in-service date.

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP (NYSE: EQGP)

On April 25, EQM announced a cash distribution to its unitholders of $0.89 per unit for the first quarter 2017. EQGP also announced a cash distribution to its unitholders of $0.191 per unit for the first quarter 2017.

The first quarter 2017 financial results for EQM and EQGP were released today and provide operational results, as well as updates on significant midstream projects under development by EQM. This news release is available at www.eqtmidstreampartners.com.

Calculation of Net Income Attributable to Noncontrolling Interest

The results of EQGP and EQM are consolidated in EQT’s results. For the first quarter 2017, EQT recorded earnings of $86.7 million, or $0.50 per diluted share, attributable to the publicly held partnership interests in EQGP and EQM.

Three Months Ended
(thousands)	March 31, 2017
EQM net income	$143,196
Less: General Partner interest (including incentive distribution rights)	33,205
Limited Partner interest in net income	$109,991

EQM LP units
Publicly owned (73.3%)	$80,612
EQGP owned (26.7%)	29,379
Limited Partner interest in net income	$109,991

EQGP net income
EQM LP unit ownership	$29,379
EQM GP unit ownership (including incentive distribution rights)	33,205
EQGP incremental expenses	(1,208)
Limited Partner interest in net income	$61,376

EQGP units
Publicly owned LP (9.9%)	$6,101
EQT owned LP (90.1%)	55,275
Limited Partner interest in net income	$61,376

Noncontrolling interest in EQT earnings
EQM publicly-owned LP units	$80,612
EQGP publicly-owned LP units	6,101
Net income attributable to noncontrolling interest	$86,713

Hedging

As of April 25, 2017, the approximate volumes and prices of the Company’s derivative commodity instruments hedging sales of produced gas for 2017 through 2019 were:

	2017(a)	2018	2019
NYMEX Swaps
Total Volume (Bcf)	335	178		19
Average Price per Mcf (NYMEX)	$3.35	$3.17		$3.12

Collars
Total Volume (Bcf)	18	18		−
Average Floor Price per Mcf (NYMEX)	$3.06	$3.16	$	−
Average Cap Price per Mcf (NYMEX)	$3.93	$3.63	$	−
(a)	April through December 31
•	The Company also sold calendar year 2017 and 2018 calls/swaptions for approximately 24 Bcf and 40 Bcf, respectively, at strike prices of $3.53 per Mcf and $3.46 per Mcf, respectively
•	For 2017 and 2018, the Company sold puts for approximately 3 Bcf at a strike price of $2.63 per Mcf
•	The average price is based on a conversion rate of 1.05 MMBtu/Mcf

Operating Income (Loss)

The Company reports operating income (loss) by segment in this news release. Interest, income taxes, and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating income (loss) by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended
	March 31,
(thousands)	2017	2016
Operating income (loss):
EQT Production	$257,430	$(5,478)
EQT Gathering	73,589	72,604
EQT Transmission	71,524	64,516
Unallocated expense	(11,899)	(4,441)
Operating income	$390,644	$127,021

Unallocated expenses consist primarily of compensation expense and administrative costs.

Marcellus Horizontal Well Status (cumulative since inception)

	As of	As of	As of	As of	As of
	3/31/17**	12/31/16*	9/30/16*	6/30/16*	3/31/16*
Wells drilled (spud)	1,216	1,046	949	896	869
Wells online	1,013	875	816	774	735
Wells complete, not online	20	21	32	34	45
Wells drilled, uncompleted	183	150	101	88	89

*Includes wells acquired in 2016
**Includes wells acquired in Q1 2017

NON-GAAP DISCLOSURES

Adjusted Net Income Attributable to EQT and Adjusted Earnings per Diluted Share

Adjusted net income attributable to EQT and adjusted earnings per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income attributable to EQT and adjusted earnings per diluted share should not be considered as alternatives to net income attributable to EQT or earnings per diluted share presented in accordance with GAAP. Adjusted net income attributable to EQT as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and Huron restructuring charges. Management utilizes adjusted net income attributable to EQT to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that adjusted net income attributable to EQT as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net income attributable to EQT and adjusted earnings per diluted share with net income attributable to EQT and earnings per diluted share as derived from the statements of consolidated operations to be included in EQT’s report on Form 10-Q for the three months ended March 31, 2017.

	Three Months Ended
	March 31,
(thousands, except per share information)	2017	2016
Net income attributable to EQT, as reported	$163,992	$5,636
Add back / (deduct):
Huron restructuring charges	–	3,812
Gain on derivatives not designated as hedges	(140,742)	(108,995)
Net cash settlements (paid) received on derivatives not designated as hedges	(8,967)	109,132
Premiums received (paid) for derivatives that settled during the period	526	(463)
Tax impact of non-GAAP items*	59,972	(1,401)
Adjusted net income attributable to EQT	$74,781	$7,721
Diluted weighted average common shares outstanding	173,511	157,195
Diluted EPS, as adjusted	$0.43	$0.05
*	A tax rate of 40.2% for the three months ended March 31, 2017 and 2016, was applied to the items under the caption “Add back (deduct)”. This represents the incremental deferred tax benefit (expense) that would have been incurred had these items been excluded from net income attributable to EQT.

Operating Cash Flow, Adjusted Operating Cash Flow Attributable to EQT and Adjusted Operating Cash Flow Attributable to EQT Production

Operating cash flow, adjusted operating cash flow attributable to EQT and adjusted operating cash flow attributable to EQT Production are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT excludes the noncontrolling interest portion of EQT Midstream Partners adjusted EBITDA (a non-GAAP supplemental financial measure reconciled below). Management believes that removing the impact on operating cash flows of the public unitholders of EQGP and EQM that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. As used in this news release, adjusted operating cash flow attributable to EQT Production means the EQT Production segment’s total operating revenues less the EQT Production segment’s cash operating expense, less gains (losses) on derivatives not designated as hedges, plus net cash settlements received (paid) on derivatives not designated as hedges, plus premiums received (paid) for derivatives that settled during the period, plus EQT Production asset impairments (if applicable). Operating cash flow, adjusted operating cash flow attributable to EQT and adjusted operating cash flow attributable to EQT Production should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP. The table below reconciles operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of condensed consolidated cash flows to be included in EQT’s report on Form 10-Q for the three months ended March 31, 2017.

	Three Months Ended
	March 31,
(thousands)	2017	2016
Net cash provided by operating activities	$514,817	$284,917
Add back / (deduct)
Changes in other assets and liabilities	(69,624)	41,818
Operating cash flow (a non-GAAP measure)	$445,193	$326,735
(Deduct) / add back:
EQT Midstream Partners adjusted EBITDA(1)	(168,664)	(141,571)
Cash distribution payable to EQT(2)	45,786	32,122
Adjusted operating cash flow attributable to EQT	$322,315	$217,286

(1) EQT Midstream Partners adjusted EBITDA is a non-GAAP supplemental financial measure reconciled in this section
(2) Cash distribution payable to EQT for the three months ended March 31, 2017 and 2016, represents the distribution payable from EQGP to EQT

EQT has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow attributable to EQT or EQT Production to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, three or more months in advance. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow attributable to EQT and EQT Production to projected net cash provided by operating activities, without unreasonable effort.

EQT Production Adjusted Operating Revenues

The table below reconciles EQT Production adjusted operating revenues, a non-GAAP supplemental financial measure, to EQT Production total operating revenues, as reported in the EQT Production Results of Operations, its most directly comparable financial measure calculated in accordance with GAAP. Refer to the Operating Income (Loss) section in this news release for a reconciliation of EQT Production total operating revenues to EQT Corporation total operating revenues, as reported.

EQT Production adjusted operating revenues (also referred to as total natural gas & liquids sales, including cash settled derivatives) is presented because it is an important measure used by the Company’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating revenues as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of certain pipeline and net marketing services. Management utilizes EQT Production adjusted operating revenues to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted operating revenues also excludes "Pipeline and net marketing services" because management considers these revenues to be unrelated to the revenues for its natural gas and liquids production. "Pipeline and net marketing services" includes revenues for gathering services provided to third-parties, as well as both the cost of and recoveries on third-party pipeline capacity not used for EQT Production sales volume. Management further believes that EQT Production adjusted operating revenues, as presented, provide useful information to investors for evaluating period-over-period earnings trends.

	Three Months Ended
Calculation of EQT Production adjusted operating revenues	March 31,
(thousands)	2017	2016
EQT Production total operating revenues, as reported on segment page	$828,662	$483,707
(Deduct) / add back:
Gain on derivatives not designated as hedges	(140,742)	(108,995)
Net cash settlements (paid) received on derivatives not designated as hedges	(8,967)	109,132
Premiums received (paid) for derivatives that settled during the period	526	(463)
Pipeline and net marketing services	(14,455)	(10,285)
EQT Production adjusted operating revenues, a non-GAAP financial measure	$665,024	$473,096

Total sales volume (MMcfe)	189,934	179,935

Average realized price ($/Mcfe)	$3.50	$2.63

EQT Production Adjusted Operating Income (Loss)

The table below reconciles EQT Production adjusted operating income (loss), a non-GAAP supplemental financial measure, to EQT Corporation operating income, as derived from the statements of consolidated operations to be included in EQT’s report on Form 10-Q for the three months ended March 31, 2017.

EQT Production adjusted operating income (loss) is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating income (loss) should not be considered as an alternative to EQT Corporation operating income presented in accordance with GAAP. EQT Production adjusted operating income (loss) as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and Huron restructuring charges. Management utilizes EQT Production adjusted operating income (loss) to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that EQT Production adjusted operating income (loss) as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended
	March 31,
(thousands)	2017	2016
EQT Corporation operating income, as reported in accordance with GAAP	$390,644	$127,201
Add back / (deduct):
Unallocated expense	11,899	4,441
EQT Gathering operating income, as reported on segment page	(73,589)	(72,604)
EQT Transmission operating income, as reported on segment page	(71,524)	(64,516)
EQT Production operating income (loss), as reported on segment page	$257,430	$(5,478)
Add back / (deduct):
Gain on derivatives not designated as hedges	(140,742)	(108,995)
Net cash settlements (paid) received on derivatives not designated as hedges	(8,967)	109,132
Premiums received (paid) for derivatives that settled during the period	526	(463)
Huron restructuring charges	–	3,812
EQT Production adjusted operating income (loss)	$108,247	$(1,992)

EQT Midstream Partners Adjusted EBITDA

As used in this news release, EQT Midstream Partners adjusted EBITDA means EQM’s net income plus EQM’s net interest expense, depreciation and amortization expense, income tax expense (if applicable), preferred interest payments received post-conversion, and non-cash long-term compensation expense less EQM’s equity income, AFUDC-equity, pre-acquisition capital lease payments for Allegheny Valley Connector, LLC (AVC), and adjusted EBITDA of assets prior to acquisition. EQT Midstream Partners adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  EQT's operating performance as compared to other companies in its industry;
  the ability of EQT's assets to generate sufficient cash flow to make distributions to its investors;
  EQT's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT believes that EQT Midstream Partners adjusted EBITDA provides useful information to investors in assessing EQT's financial condition and results of operations. EQT Midstream Partners adjusted EBITDA should not be considered as an alternative to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EQT Midstream Partners adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect EQM's net income. Additionally, because EQT Midstream Partners adjusted EBITDA may be defined differently by other companies in EQT's or EQM's industries, the definition of EQT Midstream Partners adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles EQT Midstream Partners adjusted EBITDA with EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the three months ended March 31, 2017.

EQM is unable to provide a reconciliation of projected EQT Midstream Partners adjusted EBITDA to projected EQM net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity as well as equity earnings, among other items, that are reconciling items between EQT Midstream Partners adjusted EBITDA and EQM net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecasts of EQM net income and EQT Midstream Partners adjusted EBITDA to allow for the variability in the timing of capital spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected EQT Midstream Partners adjusted EBITDA to projected EQM net income is not available without unreasonable effort.

	Three Months Ended
	March 31,
(thousands)	2017	2016
Net income	$143,196	$136,735
Add back:
Net interest expense	7,926	4,552
Depreciation and amortization expense	20,547	14,007
Income tax expense	-	3,435
Preferred interest payments received post conversion	2,746	–
Non-cash long-term compensation expense	225	195
Less:
Equity income	(4,277)	(1,589)
AFUDC – equity	(1,699)	(2,937)
Pre-acquisition capital lease payments for AVC	–	(9,364)
Adjusted EBITDA attributable to Rager Mountain Storage Company, LLC and certain gathering assets prior to acquisition	–	(3,463)
EQT Midstream Partners Adjusted EBITDA	$168,664	$141,571

First Quarter 2017 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP and EQT GP Holdings, LP, for which EQT Corporation is the parent company, will also host a joint conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines; and also owns approximately 1,800 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:

EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP. EQT Corporation owns a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus, Upper Devonian, Utica, and other reserves; drilling plans and programs (including the number, type, average length-of-pay or lateral length and location of wells to be drilled and number and type of drilling rigs); projected natural gas prices, basis and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected Company and third party production sales volume and growth rates (including liquids sales volume and growth rates); projected unit costs and well costs; projected pipeline and net marketing services revenues; projected gathering and transmission volume and growth rates; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Mountain Valley Pipeline (MVP) project; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); acquisition transactions; monetization transactions, including asset sales, joint ventures or other transactions involving the Company’s assets; the projected cash flows resulting from the Company’s limited partner interests in EQGP; internal rate of return (IRR) and returns per well; projected capital contributions and expenditures; potential future impairments of the Company’s assets; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; changes in the Company’s or EQM’s credit ratings; projected net income attributable to noncontrolling interests, adjusted operating cash flow attributable to EQT, adjusted operating cash flow attributable to EQT Production, revenues and cash-on-hand; hedging strategy; the effects of government regulation and litigation; projected dividend and distribution amounts and rates; tax position and projected effective tax rate. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2016 as filed with the SEC, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

2017 GUIDANCE

See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including reasons why EQT is unable to provide projections of its 2017 net cash provided by operating activities, the most comparable financial measure to adjusted operating cash flow attributable to EQT and EQT Production, calculated in accordance with GAAP.

PRODUCTION	Q2 2017	2017
Total production sales volume (Bcfe)	190 – 195	835 – 855
Liquids sales volume, excluding ethane (Mbbls)	2,955 – 2,975	12,060 – 12,460
Ethane sales volume (Mbbls)	1,670 – 1,680	6,000 – 6,200
Total liquids sales volume (Mbbls)	4,625 – 4,655	18,060 – 18,660

Marcellus / Utica Rigs		6 – 8
Top-hole rigs		5 – 7

Unit Costs ($ / Mcfe)
Gathering to EQT Gathering		$ 0.45 – 0.47
Transmission to EQT Transmission		$ 0.19 – 0.21
Third-party gathering and transmission		$ 0.44 – 0.46
Processing		$ 0.19 – 0.21
LOE, excluding production taxes		$ 0.12 – 0.14
Production taxes		$ 0.08 – 0.10
SG&A		$ 0.18 – 0.20
DD&A		$ 1.03 – 1.05

Average differential ($ / Mcf)	$ (0.65) – (0.55)	$ (0.50) – (0.35)

Pipeline and net marketing services ($MM)	$ 0 – 10	$ 30 – 35
FINANCIAL ($MM)
Net income attributable to noncontrolling interest ($MM)	$ 72 – 74	$ 335 – 345

ADJUSTED OPERATING CASH FLOW ($MM)
Adjusted operating cash flow attributable to EQT Production		$ 1,200
Distributions from EQGP		200
Interest, taxes, and other items		(100)
Adjusted operating cash flow attributable to EQT		$ 1,300

Based on current NYMEX natural gas prices of $3.37

EQT CORPORATION AND SUBSIDIARIES
Statements of Consolidated Operations

	Three Months Ended
	March 31,
	2017	2016
	(Thousands except per share amounts)
Revenues:
Sales of natural gas, oil and NGLs	$673,465	$364,427
Pipeline and net marketing services	83,316	71,647
Gain on derivatives not designated as hedges	140,742	108,995
Total operating revenues	897,523	545,069

Operating expenses:
Transportation and processing	133,706	77,193
Operation and maintenance	20,286	17,136
Production	45,789	41,202
Exploration	3,122	3,123
Selling, general and administrative	72,058	57,983
Depreciation, depletion and amortization	231,918	221,231
Total operating expenses	506,879	417,868

Operating income	390,644	127,201

Other income	3,381	4,840
Interest expense	42,655	36,180
Income before income taxes	351,370	95,861
Income tax expense	100,665	7,436
Net income	250,705	88,425
Less: Net income attributable to noncontrolling interests	86,713	82,789
Net income attributable to EQT Corporation	$163,992	$5,636

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	173,213	156,720
Net income	$0.95	$0.04

Diluted:
Weighted average common stock outstanding	173,511	157,195
Net income	$0.95	$0.04
Dividends declared per common share	$0.03	$0.03

EQT CORPORATION AND SUBSIDIARIES
Price Reconciliation
	Three Months Ended
	March 31,
in thousands (unless noted)	2017	2016
NATURAL GAS
Sales volume (MMcf)	164,464	165,274
NYMEX price ($/MMBtu) (a)	$3.31	$2.08
Btu uplift	0.28	0.18
Natural gas price ($/Mcf)	$3.59	$2.26

Basis ($/Mcf) (b)	(0.16)	(0.42)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	0.03	0.20
Average differential, including cash settled basis swaps ($/Mcf)	$(0.13)	$(0.22)

Average adjusted price ($/Mcf)	$3.46	$2.04
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.01	0.13
Cash settled derivatives (not designated as hedges) ($/Mcf)	(0.07)	0.46
Average natural gas price, including cash settled derivatives ($/Mcf)	$3.40	$2.63

Natural gas sales, including cash settled derivatives	$559,199	$434,853

LIQUIDS
NGLs (excluding ethane):
Sales volume (MMcfe) (c)	17,140	13,652
Sales volume (Mbbls)	2,857	2,275
Price ($/Bbl)	$31.41	$14.89
Cash settled derivatives (not designated as hedges) ($/Bbl)	(0.54)	–
Average NGL price, including cash settled derivatives ($/Bbl)	$30.87	$14.89
NGL sales	$88,197	$33,875
Ethane:
Sales volume (MMcfe) (c)	6,973	–
Sales volume (Mbbls)	1,162	–
Price ($/Bbl)	$6.65	$–
Ethane sales	$7,732	$–
Oil:
Sales volume (MMcfe) (c)	1,357	1,009
Sales volume (Mbbls)	226	168
Price ($/Bbl)	$43.75	$25.98
Oil sales	$9,896	$4,368

Total liquids sales volume (MMcfe) (c)	25,470	14,661
Total liquids sales volume (Mbbls)	4,245	2,443

Liquids sales	$105,825	$38,243

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$665,024	$473,096
Total sales volume (MMcfe)	189,934	179,935

Average realized price ($/Mcfe)	$3.50	$2.63
(a)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $3.32 and $2.09 for the three months ended March 31, 2017 and 2016, respectively)
(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods
(d)	Also referred to in this report as EQT Production adjusted operating revenues, a non-GAAP supplemental financial measure

EQT PRODUCTION
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2017	2016
OPERATIONAL DATA

Sales volume detail (MMcfe):
Marcellus (a)	166,369	154,589
Other (b)	23,565	25,346
Total production sales volumes (c)	189,934	179,935

Average daily sales volumes (MMcfe/d)	2,110	1,977
Average realized price ($/Mcfe)	$3.50	$2.63

Gathering to EQT Gathering ($/Mcfe)	$0.48	$0.50
Transmission to EQT Transmission ($/Mcfe)	$0.23	$0.19
Third party gathering and transmission ($/Mcfe)	$0.48	$0.28
Processing ($/Mcfe)	$0.23	$0.14
Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.13	$0.15
Production taxes ($/Mcfe)	$0.11	$0.08
Production depletion ($/Mcfe)	$1.04	$1.07

Depreciation, depletion & amortization (DD&A) (thousands):
Production depletion	$197,462	$191,995
Other DD&A	13,635	13,681
Total DD&A	$211,097	$205,676

Capital expenditures (thousands) (d)	$945,458	$237,566

FINANCIAL DATA (thousands)

Revenues:
Sales of natural gas, oil and NGLs	$673,465	$364,427
Pipeline and net marketing services	14,455	10,285
Gain on derivatives not designated as hedges	140,742	108,995
Total operating revenues	$828,662	$483,707

Operating expenses:
Gathering	$106,915	$100,416
Transmission	118,596	75,184
Processing	42,760	26,015
LOE, excluding production taxes	25,311	26,895
Production taxes	20,478	14,307
Exploration	3,122	3,123
Selling, general and administrative (SG&A)	42,953	37,569
DD&A	211,097	205,676
Total operating expenses	$571,232	$489,185
Operating income (loss)	$257,430	$(5,478)
(a)	Includes Upper Devonian wells
(b)	Includes 2,462 and 3,953 MMcfe of Utica sales volume for the three months ended March 31, 2017 and 2016, respectively
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods
(d)	Expenditures for segment assets in the EQT Production segment included $45.3 million and $33.3 million for general leasing activity during the three months ended March 31, 2017 and 2016, respectively. The three months ended March 31, 2017 also includes $669.5 million of cash capital expenditures and $15.4 million of non-cash capital expenditures for acquisitions.

EQT GATHERING
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$94,271	$82,007
Volumetric based fee revenues:
Usage fees under firm contracts (a)	4,821	10,452
Usage fees under interruptible contracts	3,237	5,550
Total volumetric based fee revenues	8,058	16,002
Total operating revenues	102,329	98,009

Operating expenses:
Operating and maintenance	10,455	8,945
Selling, general and administrative	9,425	9,197
Depreciation and amortization	8,860	7,263
Total operating expenses	28,740	25,405

Operating income	$73,589	$72,604

OPERATIONAL DATA
Gathered volumes (BBtu per day):
Firm capacity reservation	1,728	1,424
Volumetric based services (b)	224	473
Total gathered volumes	1,952	1,897

Capital expenditures	$48,838	$73,087
(a)	Includes fees on volumes gathered in excess of firm contracted capacity
(b)	Includes volumes gathered under interruptible contracts and volumes gathered in excess of firm contracted capacity

EQT TRANSMISSION
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$92,274	$70,109
Volumetric based fee revenues:
Usage fees under firm contracts (a)	2,857	13,429
Usage fees under interruptible contracts	5,966	4,239
Total volumetric based fee revenues	8,823	17,668
Total operating revenues	101,097	87,777

Operating expenses:
Operating and maintenance	9,831	8,191
Selling, general and administrative	8,055	8,326
Depreciation and amortization	11,687	6,744
Total operating expenses	29,573	23,261

Operating income	$71,524	$64,516

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	2,119	1,622
Volumetric based services (b)	31	487
Total transmission pipeline throughput	2,150	2,109

Average contracted firm transmission reservation commitments (BBtu per day)
	3,743	3,005

Capital expenditures	$21,389	$60,071
(a)	Includes commodity charges and fees on all volumes transported under firm contracts, as well as transmission fees on volumes in excess of firm contracted capacity.
(b)	Includes volumes transported under interruptible contracts and volumes transported in excess of firm contracted capacity

CONTACT:
EQT analyst inquiries please contact:
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqt.com